INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Form S-8 Registration Statements (Nos. 33-37961, 33-47580 and 33-53421) of our report dated May 8, 2000 accompanying the financial statements of The Mead 401(k) Plan included in this Form 10-K/A Amendment No. 1 to the Annual Report on Form 10-K of The Mead Corporation for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
-----------------------------
DELOITTE & TOUCHE LLP

Dayton, Ohio
May 8, 2000




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